SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 24, 1999

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                            THERMO ECOTEK CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-13572                   04-3072335
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


245 Winter Street
Waltham, Massachusetts                                       02451
(Address of principal executive offices)                    (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo Ecotek Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, as amended. These include risks and uncertainties relating to: transition of business focus, the Registrant's acquisition strategy, government regulation and approvals, project development and operations, access to capital, use of potential tax credits, community support, the impact of competition, increased fuel prices and reduced availability of fuel, international operations, the clean-fuels business, the biopesticides business, dependence on utility customers, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release stating that its parent corporation, Thermo Electron Corporation ("Thermo Electron"), has proposed the merger of the Registrant into Thermo Electron. The Registrant would become a wholly owned subsidiary of Thermo Electron. Public shareholders of the Registrant would receive shares of the common stock, $1.00 par value per share, of Thermo Electron in exchange for their shares of the common stock of the Registrant.

      This proposal is subject to numerous conditions, including establishment of a price and exchange ratio, confirmation of anticipated tax consequences, approval by the board of directors of the Registrant (including its independent directors), negotiation and execution of a definitive merger agreement, completion of review by the Securities and Exchange Commission of certain required filings regarding the proposed transaction, and receipt of a fairness opinion from an investment banking firm.

      In  addition,   the  Registrant  announced  that  it  will  record  pretax restructuring and other charges totaling approximately $125 million, substantially all of which will be taken in the third fiscal quarter, which ends July 3, 1999. These charges primarily relate to the Registrant's decision to hold for sale its investment in the K-Fuel facility located near Gillette, Wyoming, and to terminate its existing power purchase agreement relating to its Delano, California biomass facility.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                        THERMO ECOTEK CORPORATION


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer